Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors
Liquid Spins, Inc.
Colorado Springs, Colorado

We have audited the accompanying balance sheets of Liquid Spins, Inc. (a development stage company) as of December 31, 2011 and 2010 and the related statements of operations, shareholders’ equity, and cash flows for the years then ended and the period June 20, 2009 (inception) to December 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Liquid Spins, Inc. (a development stage company) as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended and the period June 20, 2009 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1, the Company has suffered recurring losses since inception, has generated minimal revenues and is in the development stage, which  raises substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters is also described in Note 1.  The financial statements do not exclude any adjustments that might result from the outcome of this uncertainty.

/s/ StarkSchenkein, LLP
StarkSchenkein, LLP
Denver, Colorado

May 3, 2012

3600 South Yosemite Street | Suite 600 | Denver, CO  80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
An Independent Member of BKR International

LIQUID SPINS, INC.
(A Development Stage Company)
BALANCE SHEETS
December 31, 2011 and 2010

	2011	2010

ASSETS

Current assets:
Cash	$195,999	$251,068
Restricted cash	-	2,100
Accounts receivable, net	4,093	13,429
Prepaid expenses	15,151	6,667
Guaranteed royalty payments	162,500	-
Total current assets	377,743	273,264

Advance royalty payments	49,784	15,000
Property and equipment, net	118,779	15,961
Web application and infrastructure costs, net	128,241	3,667
Deposits	2,000	1,200
Total assets	$676,547	$309,092

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$44,096	$36,777
Accrued expenses and other current liabilities	16,642	12,305
Guaranteed royalties payable	150,000	-
Total current liabilities	210,738	49,082

Shareholders' equity:
Preferred stock - $0.01 par value, 5,000,000 shares authorized: Series A convertible 8% 156,250 and no shares issued and outstanding, respectively	1,562	-
Common stock - $0.001 par value, 50,000,000 shares authorized:
22,903,750 and 18,303,750 shares issued and outstanding, respectively	22,904	18,304
Additional paid-in capital	3,842,534	1,805,696
(Deficit) accumulated during the development stage	(3,401,191)	(1,563,990)
Total shareholders' equity	465,809	260,010

Total liabilities and shareholders' equity	$676,547	$309,092

The accompanying notes are an integral part of these financial statements.

LIQUID SPINS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
For the years ended December 31, 2011 and 2010,
and for the period from Inception (June 20, 2009) to December 31, 2011

	Year ended December 31,		Inception (June 20, 2009) to
	2011	2010	December 31, 2011

Sales	$10,363	$27,888	$38,251

Cost of sales
Cost of product applicable to sales	7,222	35,926	43,148
Royalties expense	243,611	-	243,611
Operations	16,738	19,941	36,679
Total costs of sales	267,571	55,867	323,438

Gross profit (loss)	(257,208)	(27,979)	(285,187)

Costs and Expenses:
Product research and development	698,585	256,703	1,006,219
Selling, distribution and marketing	63,735	38.853	102,588
General and administrative	763,379	1,133,982	1,920,524
Amortization and depreciation	56,051	10,947	70,407
Total costs and expenses	1,581,750	1,440,485	3,099,738

Operating (loss)	(1,838,958)	(1,468,464)	(3,384,925)

Other income (expense):
Loss on disposal of assets	-	(18,179)	(18,179)
Interest income	1,757	156	1,913
Total other income (expense)	1,757	(18,023)	(16,266)

(Loss) before income taxes	(1,837,201)	(1,486,487)	(3,401,191)

Provision for income taxes	-	-	-

Net (loss)	$(1,837,201)	$(1,486,487)	$(3,401,191)

Net (loss) per share attributable to common stockholder
basic and diluted	$(0.08)	$(0.09)

Weighted average shares used in computing net loss per share
basic and diluted	22,041,928	16,516,620

The accompanying notes are an integral part of these financial statements.

LIQUID SPINS, INC.
(A Development Stage Company)
STATEMENTS OF SHAREHOLDERS' EQUITY
For the period from Inception (June 20, 2009) to December 31, 2011

	Preferred Stock		Common Stock		Additional	Deficit Accumulated in the
	# of Shares	Par Value	# of Shares	Par Value	Paid-In Capital	Development Stage	Shareholders' Equity
BALANCE, JUNE 20, 2009	-	$-	-	$-	$-	$-	$-

Sales of shares for cash at $0.001 per share (par value)	-	-	6,500,000	6,500	-	-	6,500
Shares issued for purchase of intellectual capital	-	-	8,100,000	8,100	-	-	8,100
Sale of shares for cash at $0.025 per share	-	-	100,000	100	2,400	-	2,500
Sale of shares for cash at $0.10 per share	-	-	550,000	550	54,450	-	55,000
Sale of shares for cash at $0.25 per share	-	-	60,000	60	14,940	-	15,000
Net Loss	-	-	-	-	-	(77,503)	(77,503)
BALANCE, DECEMBER 31, 2009	-	-	15,310,000	15,310	71,790	(77,503)	9,597

Shares issued for services at $0.25 per share	-	-	60,000	60	14,940	-	15,000
Sale of shares for cash at $0.25 per share	-	-	1,390,000	1,390	346,110	-	347,500
Sale of shares for cash at $0.40 per share	-	-	1,106,250	1,106	441,394	-	442,500
Shares issued for services at $0.40 per share	-	-	437,500	438	174,562	-	175,000
Shares transferred for employee services	-	-	-	-	398,000	-	398,000
Shares transferred for consulting services	-	-	-	-	358,900	-	358,900
Net loss	-	-	-	-	-	(1,486,487)	(1,486,487)
BALANCE, DECEMBER 31, 2010	-	-	18,303,750	18,304	1,805,696	(1,563,990)	260,010

Shares issued for services at $0.40 per share	-	-	187,500	188	74,812	-	75,000
Sale of shares for cash at $0.40 per share	-	-	4,212,500	4,212	1,680,788	-	1,685,000
Shares issued for studio equipment at $0.40 per share	-	-	200,000	200	79,800	-	80,000
Shares transferred for employee services	-	-	-	-	78,000	-	78,000
Sale of shares for cash at $0.80 per share	156,250	1,562	-	-	123,438	-	125,000
Net loss	-	-	-	-	-	(1,837,201)	(1,837,201)
BALANCE, DECEMBER 31, 2011	156,250	$1,562	22,903,750	$22,904	$3,842,534	$(3,401,191)	$465,809

The accompanying notes are an integral part of these financial statements.

LIQUID SPINS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2011 and 2010 and  for the
period from Inception (June 20, 2009) to December 31, 2011

	Year ended December 31,		Inception (June 20, 2009) to December 31,
	2011	2010	2011
Cash flows from operating activities:
Net (loss)	$(1,837,201)	$(1,486,487)	$(3,401,191)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Bad debt expense	-	13,549	13,549
Inventory impairment	-	10,724	10,724
Guaranteed royalty expense	212,500	-	212,500
Amortization and depreciation	56,051	10,948	70,407
Professional services paid in stock	75,000	190,000	265,000
Shares transferred for services	78,000	756,900	834,900
Loss on disposal of assets	-	18,180	18,180
Changes in operating assets and liabilities:
Accounts receivable	9,336	(26,978)	(17,642)
Inventory	-	(10,724)	(10,724)
Prepaid expenses	(8,485)	(6,667)	(15,152)
Advance royalties	(34,784)	(15,000)	(49,784)
Deposit	(800)	(1,200)	(2,000)
Accounts payable	7,320	25,302	44,097
Accrued expenses and other liabilities	4,337	12,305	16,642
Total adjustments	398,475	977,339	1,390,697
Net cash (used in) operating activities	(1,438,726)	(509,148)	(2,010,494)

Cash flows from investing activities:
Capital expenditures	(48,739)	(16,603)	(72,365)
Web application and infrastructure costs, capitalized	(154,704)	(13,438)	(175,142)
Guaranteed royalty payments	(225,000)	-	(225,000)
Restricted cash	2,100	(2,100)	-
Net cash (used in) investing activities	(426,343)	(32,141)	(472,507)

Cash flows from financing activities:
Proceeds from sales of common stock	1,685,000	790,000	2,554,000
Proceeds from sales of preferred stock	125,000	-	125,000
Net cash provided by financing activities	1,810,000	790,000	2,679,000

The accompanying notes are an integral part of these financial statements.

LIQUID SPINS, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (Cont.)
For the years ended December 31, 2011 and 2010, and for the
period  from Inception (June 20, 2009) to December 31, 2011

	Year ended December 31,		Inception (June 20, 2009) to December 31,
	2011	2010	2011
Net (decrease)/increase in cash	(55,069)	248,711	195,999

Cash at beginning of period	251,068	2,357	-

Cash at end of period	$195,999	$251,068	$195,999

Supplemental Cash Flow Information
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

Non-cash investing and financing activities:
Related party purchase of intellectual property paid in stock	$-	$-	$8,100
Accrued guaranteed royalty payments	$150,000	$-	$150,000
Recording studio equipment purchased with stock	$80,000	$-	$80,000

The accompanying notes are an integral part of these financial statements.

LIQUID SPINS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2011 and 2010

1.	Summary of Significant Accounting Policies

    The Company: Liquid Spins, Inc. (the “Company”) was incorporated under the laws of the State of Colorado on June 20, 2009 under the name “Malemark, Inc.” to develop and market a line of greeting cards under the Malemark trademark and logo that were primarily targeted towards male consumers.  On April 26, 2011, the Company changed its name to “Liquid Spins, Inc.”  While working on the greeting card portfolio, the Company developed a “lyrical greeting card” product which incorporated lyrics from popular songs as part of the card message.  The lyrical greeting card evolved into additional web-based products that focused on distributing digital media (primarily music) via the internet, and the Company began marketing these products under the “Liquid Spins” name.  While the Company is still maintaining web-based greeting card products, the Company’s business continues to evolve into a digital media platform including associated products.  The Company has emerged as a distribution company building a digital media platform that can be used as a system for distributing digital media to customers.

    Basis of Presentation:    The financial statements included herein are expressed in United States dollars, the Company's reporting currency.  The accounting policies conform to accounting principles generally accepted in the United States of America (“US GAAP”).  The financial statements are accounted for in accordance with ASC 915 (“ASC 915”) “Development Stage Companies”.  In accordance with ASC 915, a development stage company is a company whose primary activities, include, but are not limited to financial planning, raising capital, and research and development.  It is an entity devoting substantially all its efforts to establishing a new business for which either of the following conditions exist:

I.	Planned principal operations have not commenced; or

II.	Planned principal operations have commenced, but there has been no significant revenue therefrom.

    Research is generally defined as planned research or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service or a new process or technique or in bringing about a significant improvement to an existing product or process. Development is generally defined as the translation of research findings or other knowledge into a plan, or design for a new product or process, or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot programs.

    As shown in the accompanying financial statements, the Company has incurred recurring losses, has generated minimal revenues and at December 31, 2011 has an accumulated deficit of $3,401,191.  These factors raise considerable doubt about the Company's ability to continue as a going concern.  Management believes that revenue generating activities and financing through the sale of equity will provide sufficient working capital for the next year.  The financial statements do not include any adjustments that might be necessary if the Company does not continue as a going concern.

    Use of Estimates: The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. Estimates that are critical to the accompanying financial statements include estimates related to impairments of long lived assets and investments and trade receivables, classification of expenditures as either an asset or an expense, valuation of deferred tax assets, and the likelihood of loss contingencies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and assumptions are revised periodically and the effects of revisions are reflected in the financial statements in the period it is determined to be necessary. Actual results could differ from these estimates.

    Cash and Cash Equivalents:   The Company’s operating cash balances are maintained in financial institutions and periodically exceed federally insured limits. The Company believes that the financial strength of these institutions mitigates the underlying risk of loss.  To date, these concentrations of credit risk have not had a significant impact on the Company’s financial position or results of operations.

    Restricted Cash:    Pursuant to the terms of an on-line vendor agreement, the Company agreed to place cash in escrow, to be released to the vendor upon the Company’s satisfaction with the service. The restricted cash balances were placed in separate non- interest bearing accounts.   As of December 31, 2011 and  2010, $Nil and $2,100, respectively, of website project services related to restricted cash in escrow had not been completed.

    Accounts Receivable and Allowance for Doubtful Accounts:    Accounts receivables consist of uncollateralized customer obligations generally due under normal trade terms requiring payment within 30 days from the invoice date. However, as is customary in the industry, the Company’s accounts receivable may extend up to 90 days.  Accounts receivable are stated at the amount billed to the customer net of an allowance for doubtful accounts. As of  December 31, 2011 and 2010, the Company had balances of $Nil and $13,549, respectively, for  its allowance for doubtful accounts.  During the years ended December 31, 2011 and 2010, bad debt expense totaled $Nil and $13,549, respectively.

    Impairment of Long-Lived Assets:    The Company evaluates its long-lived assets for impairment.  If impairment indicators exist, the Company performs additional analysis to quantify the amount, if any, by which capitalized costs exceed recoverable value. The periodic evaluation of capitalized costs is based upon expected future cash flows, including estimated salvage values. As of December 31, 2011 and  2010, there was no impairment of capitalized long-term assets.

    Property and Equipment:    All items of property and equipment are carried at cost not in excess of their estimated net realizable value.  Normal maintenance and repairs are charged to operations while expenditures for major maintenance and betterments are capitalized.  Gains or losses on disposition are recognized in operations. Equipment and software are reviewed for impairment in accordance with ASC Topic 360 (“ASC 360”), “Property, Plant, and Equipment.”  In assessing the recoverability of its long-lived assets, the Company makes certain assumptions regarding the useful life and contribution to the estimated future cash flows.  If such assumptions change in the future, the Company is required to record impairment charges for these assets not previously recorded.

    Depreciation:   Depreciation of property and equipment is computed using straight-line methods over the estimated useful lives of the various assets.   The cost of computer equipment is depreciated over 3 to 5 years and software is amortized over 3 years.

    Website Application and Infrastructure Development Costs:  The Company has a federally registered trademark on the term “Malemark” and owns multiple domain names including “LiquidSpins.com”, “Malemark.com” and “cavemangreetingcards.com”.  The Company also owns multiple social networking domains and groups on twitter.com, facebook.com, flickr.com, and myspace.com.  The domain’s value is based on the average number of users, demographics of these users, number of advertisers and sales it generates.

    Costs related to the development of the domain name are capitalized and amortized over a 3-year period.  Periodic costs of maintaining the websites are expensed as operating costs as incurred.  In accordance with ASC Topic 350 (“ASC 350-50”), “Website Development Costs”, fees incurred for website hosting are expensed over the period of benefit, while costs incurred during the website application and infrastructure development stage are accounted for in accordance with ASC Topic (“ASC 350-40”) “Internal Use Software”, and capitalized.  Capitalized costs also include but are not limited to costs to purchase software tools, or costs incurred during the application development stage for internally developed tools and costs to maintain and register an internet domain.  Graphics are generally considered a component of software costs.  Modifications to graphics after the software is launched are evaluated to determine whether the modifications represent maintenance or enhancements to the website.

    The primary business of Liquid Spins is no longer greeting cards.  The Company decided to direct its resources towards digital media distribution and has therefore determined that the Malemark websites value should be written off in the year ended December 31, 2010.

    Stock Based Compensation:   The Company follows ASC 718 “Compensation – Stock Compensation (“ASC 718”),” which requires it to provide compensation costs for its stock option plans determined in accordance with the fair value based method prescribed in ASC 718.  The fair value of each stock option is estimated at the grant date by using the Black-Scholes option-pricing model and is expensed over the service period, if any, of the stock option.  As of December 31, 2011, there were no issued or outstanding stock options and no stock option activity for the year then-ended.

    Share-based Payment Transactions:  Share-based payments awarded to employees and consultants of the Company by a related party and other holder of an economic interest in the Company as compensation for services provided to the Company are accounted for under ASC Topic 718.  Under ASC Topic 718, the economic interest holder is deemed to make a capital contribution to the Company, and the Company is deemed to make a share-based payment to the employee and contractors in exchange for services rendered.  Share-based payment transactions are recorded as the difference between the market value of the shares of stock, as determined by the price paid for shares of the Company stock by non-related parties on or about the date of the share-based payments, and the price originally paid for the stock by the related party and other holder of an economic interest in the company.

    Per Share Amounts:    The Company computes earnings per share under ASC subtopic 260-10, “Earnings Per Share” (“ASC 260-10”). Net earnings (loss) per share is computed by dividing earnings (loss) attributable to common stock by the weighted average number of common shares outstanding during the reporting period.  Diluted earnings (loss) per share is computed using the weighted average number of common shares outstanding including all potentially dilutive securities outstanding during the period.  Due to a net loss, no potentially dilutive common shares are included in the calculation of shares outstanding, as their inclusion would be anti-dilutive. Potentially dilutive securities outstanding as of December 31, 2011 consist of 156,250 shares of Series A Preferred Stock, each share convertible into two shares of common stock. There were no dilutive common stock equivalents as of December 31, 2010.

    Revenue Recognition and Sales Returns: Revenue is recognized when all applicable recognition criteria have been met, which generally include (a) persuasive evidence of an existing arrangement; (b) fixed or determinable price; (c) delivery has occurred or service has been rendered; and (d) collectability of the sales price is reasonably assured.

    Revenue is or may be derived from downloads of digital music, sales of gift cards for the downloading of digital music, and from the licensing of copyrighted song rights.  The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collection is probable. Product is considered delivered to the customer once it has been downloaded or shipped and title and risk of loss have been transferred. For the Company’s online digital download sales, these criteria are met at the time the product is purchased and downloaded. The Company has implemented a no-refund policy.

    The Company currently has no customer incentive programs.  Future market conditions and product transitions may require the Company to add customer incentive programs and incur incremental price protection obligations that could result in additional reductions to revenue at the time such programs are offered. Additionally, certain customer incentive programs would require management to estimate the number of customers who will actually redeem the incentive. Management’s estimates would be based on the specific terms and conditions of particular incentive programs. If a greater-than-estimated proportion of customers redeem such incentives, the Company would be required to record additional reductions to revenue.

    The Company sells music downloads at its website utilizing third-party vendors, such as PayPal, to process payments.  Sales are recognized when title and the risk of loss have been transferred to the customer.  The Company’s music download business had nominal sales from inception through 2011.

    Recently Issued Accounting Standards Update: In September 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2011-08, Intangibles — Goodwill and Other (Topic 350) — Testing Goodwill for Impairment, to allow entities to use a qualitative approach to test goodwill for impairment. ASU 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The Company anticipates that this accounting standard will not have a material effect on its financial statements.

    In June 2011, the FASB issued ASU 2011-05 “Comprehensive Income (Topic 220) — Presentation of Comprehensive Income” effective for fiscal years, and interim periods within those years, beginning after December 15, 2011 with early adoption permitted. This accounting standard provides new disclosure guidance related to the presentation of the Statement of Comprehensive Income. This guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The Company anticipates that this accounting standard will not have a material effect on our financial statements.

    In December 2011, the FASB issued ASU No. 2011-12, Comprehensive Income (Topic 220) – Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05 (“ASU 2011-12”). ASU 2011-12 defers changes in Update 2011-05 that relate to the presentation of reclassification adjustments. ASU 2011-12 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-12 to have a material impact on its results of operations, financial condition, or cash flows.

2.	Guaranteed Royalty Payments -MP3 Music

    During 2011, the Company entered into certain “Music Distribution Agreements” (“Agreements”), the terms of which are contractually confidential.   Some of the agreements entered into by the Company require non-refundable recoupable payments.   The Company expects to recoup certain of these costs through future sales of MP3 music.

    As of December 31, 2011, the Company has paid $225,000 in non-refundable recoupable payments. In addition to these payments, the Company is contractually obligated to pay $150,000 in non-refundable payments which are due on May 15, 2012. As of December 31, 2011, the Company has expensed $212,500 on a pro-rata basis to cost of sales per terms of the Agreements.  In addition, cost of sales includes $30,895 in non-recoupable music delivery fees.

3.	Advance Royalty Payments

Music Catalog

    In December 2010, the Company entered into an exclusive agreement for the development of five master recordings (“Music Catalog Recording Agreement” or “Recording Agreement”).  Under this Recording Agreement, the Company paid $15,000 in each of the years ended December 31, 2011 and 2010 in non-refundable, fully recoverable advance royalty payments.  The Company is entitled to recover the advance payments from the proceeds of any revenue under the Recording Agreement.

    The Company has capitalized the advance royalty payment under ASC 928. The payment is appropriately recorded as current and noncurrent, and charged to expense as the artist earns royalties.

    Any portion of the advance that subsequently does not appear to be fully recoverable from the artist’s future royalties, would be charged to current period expense in the period the loss becomes evident. No such charges were made in 2011 and 2010.

Publishing Catalog

    On March 1, 2011, the Company entered into an exclusive songwriting agreement with a composer and the composer's co-publisher.

    Under the terms of the agreement, in exchange for certain exclusive composer services and assignment of composer’s entire interest in all related works and materials, along with other conditions imposed on the composer and co-publisher, the Company agreed to pay certain non-refundable, fully recoverable advance payments, including, but not limited to $24,000 during the initial period of the term payable in equal monthly installments  at $2,000 per month, and 50% of all sums expended by Publisher in connection with independent promotion.

    The Company is entitled to recover the advance payments from any and all royalties otherwise payable to the composer pursuant to terms of the agreement, including, but not limited to fifty percent (50%) of any and all gross receipts derived from uses of the Composition, with certain restrictions.  The term of the agreement consists of an initial period of one year ending February 29, 2012 with the mutual option to extend the term for two consecutive option periods of one year each.  In accordance with the agreement, the Company as the owner of these original music compositions and music copyrights has the right to license records or music to others, but has not licensed any rights as of this date.

    For the year ended December 31, 2011, the Company has paid and capitalized $20,000 in songwriting costs under ASC 928. Under ASC 928, any advance royalty, where the past performance and current popularity of the artist provides a sound basis for estimating that the cost will be recovered from future sales, the payment is appropriately recorded as current and noncurrent, and charged to expense as the artist earns royalties.

    Any portion of the advance that subsequently does not appear to be fully recoverable from the artist’s future royalties, are charged to current period expense in the period the loss becomes evident. For the year ended December 31, 2011, there were sales of $216 from recordings under the agreement and, accordingly, $216 in advance royalty payments were charged to expense.

4.	Distribution Agreement Stored-Value Gift Cards

    Effective May 26, 2011, the Company entered into a distribution agreement with Interactive Communications International, Inc. (“InComm”).  InComm is a marketer, distributor and technology innovator of stored-value gift and prepaid products. The initial term of this agreement ends on January 1, 2013 and shall be automatically extended after this initial term for successive consecutive terms of one (1) year unless either party gives notice of termination.  The costs incurred for these stored-value gift cards will be capitalized as inventory.  The Company will recognize the revenue from its sales of these stored-value gift cards and charge its related inventory costs to costs of sales if and when its stored-value gift cards are sold.

    As of December 31, 2011, the Company has no gift card or other stored value products.

5.	Property and Equipment

    In May 2011, the Company purchased recording studio equipment (“Equipment”) from a shareholder of the Company in exchange for 200,000 shares of its common stock valued at $0.40 per share or a total valuation of $80,000.  Since the shareholder’s historical cost exceeded the market valuation of the equipment (based on research by the Company at time of purchase), and exceeded the cost calculated by using the value of shares paid, the Company has capitalized this equipment using the price of the shares paid or $80,000, plus the applicable shipping costs of $6,971 to move the equipment to Nashville. The equipment is available for use and is being depreciated on a straight line basis over 60 months.

    During 2011, the Company acquired an additional $34,592 of equipment and software.  The equipment and software is being depreciated on a straight line basis over 36 months.

    On June 7, 2011 the Company acquired $7,176 of office furniture. The office furniture is being depreciated on a straight line basis over 60 months.

    Equipment, software and office furniture consist of the following:

	December 31,	December 31,
	2011	2010

Property and equipment	$147,364	$18,625
Less accumulated depreciation	(28,585)	(2,664)
	$118,779	$15,961

    The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. Depreciation expense for the years ended December 31, 2011 and 2010 was $25,921 and $3,772, respectively.

6.	Website Application and Infrastructure Development Costs

    Amortization expense relating to website application and infrastructure costs amounted to $30,863 and $733 for the years ended December 31, 2011 and 2010,  respectively.  Website Application and Infrastructure Development Costs consist of the following:

	December 31,	December 31,
	2011	2010
Website application and infrastructure development costs	$159,104	$4,400
Less accumulated amortization	(30,863)	(733)
	$128,241	$3,667

7.	Long-term Leases and Prepaid Expenses

    In December 2011, the Company paid $2,000 rent for the month of December 2011 and entered into a new non-cancelable prepaid lease agreement for $12,000 beginning January 1, 2012 for a period of six months or until June 30, 2012.  On March 1, 2011 the Company began leasing its office facilities in Nashville on a month to month basis for $1,250 per month.  The Company paid rent of $31,917 and $9,308 during the years ended December 31, 2011 and December 31, 2010, respectively.

    Retainers for legal and accounting professional service fees related to the Company’s public registration statement are recorded as prepaid expense when paid and amortized to expense as the services are rendered.  Prepaid expenses consist of the following:

	December 31,	December 31,
	2011	2010

Prepaid Rent	$1,670	$6,667
Professional Services	1,000	-
Prepaid Insurance	8,301
Other	4,180	-
	$15,151	$6,667

8.	Deferred Income Taxes

    Since inception, the Company has accumulated substantial net operating loss carry forwards for tax purposes.  At December 31, 2011 and 2010, the Company had deferred tax assets of approximately $1,305,894 and $618,407, respectively, attributable to tax loss carry forwards for U.S. tax purposes.  The principal difference between the net loss reported for financial reporting purposes and the loss reported for tax purposes relates to stock based compensation, asset valuation and impairment, and depreciation and amortization differences for financial reporting purposes versus tax reporting purposes.

    Deferred income taxes are stated at tax rates expected to be in effect when taxes are actually paid or recovered. Deferred income tax assets represent amounts available to reduce income tax payments in future years.  Significant components of the Company’s deferred tax assets are as follows:

	December 31, 2011	December 31, 2010
Deferred tax assets
Net operating loss carry forwards	$869,900	$303,137
Stock compensation	429,946	299,603
Other	6,048	15,667
Total deferred tax assets	1,305,894	618,407
Valuation allowance	(1,305,894)	(618,407)
Total net deferred taxes	-	-

Net deferred tax assets:
Current portion:	-	-
Deferred portion:	-	-
Total	-	-

Provision for income taxes:
Federal	-	-
State	-	-
Total	-	-
Current portion:	-	-
Deferred portion:	-	-
Total	$-	$-

    Net operating loss carry-forwards approximate $2,195,054 and $682,099 as of December 31, 2011 and 2010, respectively. There are statutory limitations on the Company’s ability to realize any future benefit from the related potential tax assets, including a requirement that losses be offset against future taxable income, if any.  If the Company were to experience a change in ownership under Section 382, the Company may be limited in its ability to fully utilize its net operating losses.

    If not used, the carry-forwards will expire through 2030 and 2032.   The Company is uncertain as to whether it will ever utilize the operating loss carry-forwards.  Accordingly, the deferred tax assets of approximately $1,305,894 and $618,407 relating to the operating loss carry-forwards have been fully reserved as of December 30, 2011 and December 31, 2010, respectively.  The increase in the valuation allowance related to the deferred tax asset was approximately $687,487 during the period ended December 31, 2011.

    Deferred tax assets at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets are expected to be settled or realized.  A reconciliation of the U.S. federal tax rate and the effective tax rate is as follows:

Income tax provision at federal statutory rate:	35%
Effect of net operating loss	(35%	)
Effective tax rate:	-%

    The Company is subject to examination by the IRS and various U.S. state and local jurisdictions for tax years 2009 to the present.

9.	Shareholders' Equity

    On July 18, 2009, the Company commenced the sale of its common shares under exemptions offered by federal and state securities regulations of those laws in what may be referred to as a private placement.  As a result, its securities were subject to restrictions on resale.  The sales were made pursuant to a subscription agreement between the Company and each subscriber.

    During 2009, the Company sold 6,500,000 shares of common stock at par value of $0.001 (total $6,500). In addition, 8,100,000 shares were exchanged for intellectual property valued at $8,100 from an officer of the Company.

    On July 22, 2009, the Company sold 100,000 shares of common stock at $.025 per share or a total of $2,500.

    On July 23, 2009, the Board approved a private offering of the Company’s common stock at a price of $0.10 per share on a best efforts basis for a period not to exceed 90 days. 550,000 shares were sold at $.10 per share or a total of $55,000.

    On September 9, 2009, the Board approved a private offering of the Company’s common stock at a price of $0.25 per share on a best efforts basis for a period not to exceed 90 days.   During 2009, the Company sold 60,000 shares at $0.25 per share or a total of $15,000.  During 2010, the Company sold 1,390,000 shares at $0.25 per share or a total of $347,500.

    During 2010, pursuant to a contract, the Company agreed to issue common stock to a consultant performing management consulting and investor relations work on its behalf.  60,000 shares were issued in 2010 in exchange for the services valued at $0.25 per share, or a total of $15,000.    During the year ended December 31, 2011, 187,500 shares valued at $0.40 per share or a total of $75,000 were issued in exchange for services under the contract.

    During 2010, pursuant to a contract effective September 15, 2010, the Board of Directors approved the issuance of 125,000 shares of common stock per month, aggregating 437,500 shares valued at $0.40 per share, or a total of $175,000 for the period September 15, 2010 through December 31, 2010, as payment for financial management consulting.

    On August 16, 2010. the Board of Directors approved a private offering of 5,000,000 shares of the Company’s common stock at $0.40 per share on a best efforts basis until November 30, 2010.  During 2010, 1,106,250 shares of common stock were issued for an aggregate of $442,500.

    During the year ended December 31, 2010, an officer who is also the beneficial owner of more than 5% of the Company’s common stock transferred 900,000 shares of his stock at a discount to two employees of the Company and 1,000,000 shares of his shares to two consultants of the Company as compensation for services rendered.  Share-based compensation and share-based payment for consulting services in these transactions amounted to $358,900 and $398,000, respectively, for the year ended December 31, 2010.

    Pursuant to a contract effective September 15, 2010, the Board of Directors approved the issuance of 187,500 shares of common stock valued at $0.40 per share, or a total of $175,000 as payment for financial management consulting.

    In March 2011, an officer who is also the beneficial owner of more than 5% of the Company’s common stock transferred 200,000 shares of his stock at a discount to two officers of the Company.  Share-based compensation for this transaction amounted to $78,000 for the year ended December 31, 2011.

    In April 2011, the Board of Directors approved the issuance of 200,000 shares of common stock valued at $0.40 per share, or a total of  $80,000 for the purchase of studio recording equipment.

    During the year ended December 31, 2011, the Company sold 4,212,500 shares of common stock at $0.40 per share or a total of $1,685,000 and 156,250 shares of its Series A Preferred stock at $0.80 per share or a total of $125,000.

    The preferred stock provides a preference to the holders in the payment of dividends and upon liquidation of the company.  Dividends accrue on each share of Series A Preferred Stock on a cumulative, non-compounding basis at the rate of 12% per annum ($0.096 per share), payable quarterly in arrears out of funds legally available for the payment of dividends beginning March 31, 2012.  Total accrued dividends payable for the three months ended March 31, 2012 was $7,950 all of which were paid on April 10, 2012. Dividends are payable in cash.  No dividend shall be payable on the common stock or any other class of stock ranking junior to the Series A Preferred Stock unless and until all dividends are paid in full on the Series A Preferred Stock.  After the preferential dividend is paid on the Series A Preferred Stock, the holders of the Series A Preferred Stock will share pari passu on an as-converted basis in any dividends declared and paid on the common stock.

    Upon the liquidation, dissolution or winding up of the company, the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of common stock a liquidation preference of $0.80 per share plus any accrued but unpaid dividends on such Series A Preferred Stock.  Neither the voluntary sale, conveyance, exchange nor transfer of all or any part of our business or assets, nor the consolidation or merger of, our company with another shall be deemed a voluntary or involuntary liquidation, dissolution or winding up of our company for purposes of the liquidation preference.  Following payment of the liquidation preference, holders of the Series A Preferred Stock shall be entitled to participate with holders of the common stock pari passu in any distribution of cash or assets of our company on an “as converted” basis, as if the preferred stock had been converted into common stock.

    Each holder of Series A Preferred will have the right to convert, in such holder’s sole discretion at any time up to the date that such shares are automatically converted into common stock, its shares of Series A Preferred Stock, together with any accrued but unpaid dividends, into common stock.

    The Series A Convertible Preferred stock shall be automatically converted into common stock at the then-applicable conversion rate, upon (i) receipt of an effective date for a registration statement filed with the SEC registering the conversion of the Series A Preferred Stock into the underlying shares of common stock; (ii) one year from the date of closing of the sale of the Series A Preferred Stock; (iii) the last sales price of the common stock on a national securities exchange, the OTC Bulletin Board or an equivalent market shall be at least $1.00 per share for 20 consecutive trading days; (iv) the voluntary sale, conveyance, exchange or transfer (for cash, securities or other consideration) of all or substantially all of our assets; (v) the consolidation, merger or other business combination of our company with or into any other corporation or corporations which results in the issuance of more than 50% of the common stock outstanding immediately prior to such transaction; or (vi)  the issuance of shares of capital stock representing more than 50% of the number of shares of common stock outstanding immediately before such transaction in one or a series of related transactions (any of such events, an “Automatic Conversion”).

     At any time that the Series A Preferred Stock is convertible, whether automatically or at the option of the holder, the Series A Preferred Stock shall be converted into a number of shares of common stock determined by dividing:  (i) the sum of (A) $0.80 plus (B) any dividends on such share of Series A Preferred Stock which such holder is entitled to receive, but has not yet received; by (ii) the Conversion Price in effect on the Conversion Date.  The Conversion Price at which shares of common stock shall initially be issuable upon conversion of the shares of Series A Preferred Stock shall be $0.40.

10.	Commitments and Contingencies

    Consulting Agreement – MCM: -  Effective December 1, 2010, the Company entered into a consulting agreement (“Agreement”) with MCM Capital Management, Inc. (“MCM”) in the amount of $2,000 per month beginning on December 1, 2010 and effective for a period of one year.  The agreement was extended effective December 1, 2011 in the amount of $2,000 per month on a month to month basis.

    Employment Agreement: - The Company entered into an employment agreement with a key employee for a three-year term commencing October 01, 2009 for $6,500 per month and increasing to $8,167 per month on July 1, 2010 to be renewed by the Company and the individuals upon mutual agreement.

    Future payments relating to the employment agreement are as follows as of December 31, 2011:

2012	$73,503

    Future payments relating to MP3 Download Aggregator Agreements as of December 31, 2011:

2012	$150,000

    Future payments relating to Xerox Corporation Maintenance Agreement as of December 31, 2011:

2012	$3,612
2013	$3,612
2014	$3,612
2015	$ 602

    Office Lease/Commitment: - The Company paid $2,000 rent for the month of December 2011 and entered into a new non-cancelable prepaid lease agreement for $12,000 beginning January 1, 2012 for a period of six months or until June 30, 2012.  On March 1, 2011 the Company began leasing its office facilities in Nashville on a month to month basis for $1,250 per month.

    Distribution Agreement: - Effective June 30, 2011, the Company entered into a certain “Digital Download Sales Agreement” with RED Distribution, LLC, the terms of which are contractually confidential.

11.	Related Party Transactions

    Initial Capitalization: -  On July 20, 2009, the Company issued 9,000,000 shares of its common stock to Herman DeBoard III for a price of $9,000, including $800 cash and $8,100 of intellectual property, and 2,500,000 shares of common stock each to Raymond McElhaney and Bill Conrad for $2,500 cash each, or $0.001 per share.  Messrs. DeBoard, McElhaney and Conrad were the only members of our board of directors approving that transaction on the Company’s behalf.

    Consulting Agreement with MCM Capital: - Upon formation of the Company, the Company entered into an agreement with MCM Capital Management, Inc. (“MCM”) to provide consulting services to the company as needed. On December 1, 2010 the Company entered into a formal agreement with MCM in the amount of $2,000 per month for a period of one year.  The agreement was renewed on December 1, 2011 upon mutual agreement of the parties on a month to month basis.  Bill Conrad and Ray McElhaney, the shareholders, officers and directors of MCM, are also members of the Company’s board of directors and shareholders of the Company. MCM consulting fees included in General and Administrative expense amounted to $24,000 for the year ended December 31, 2011.

    Note Receivable: - On March 1, 2011, the Company loaned the Medina Group, dba The Music Group, the principal amount of $13,792. The note was due and paid in full on April 30, 2011. Christy DiNapoli, Chief Manager of the Medina Group and noteholder, along with other members of the Medina Group, became employees of Liquid Spins, Inc. as of March 1, 2011.  Christy DiNapoli was elected as a corporate director at the 2011 Annual Shareholder's meeting held on April 21, 2011.

    Related-party Accounts Payable: - Related party payables as of December 31, 2011 and December 31, 2010 are as follows:

	December, 2011	December 31, 2010

Directors and Shareholders	$-	$8,401
Employee Officer and Shareholder	-	282
Employee and Shareholder	1,244	49
Vendor under common ownership
with certain directors and shareholders of the Company	-	2,000
Total	$1,244	$10,732

    Recording Studio Equipment (see Note 5) - In May, 2011, the Company purchased recording studio equipment (“Equipment”) from a shareholder of the Company in exchange for 200,000 shares of its common stock valued at $0.40 per share or a total valuation of $80,000.  The market valuation of the equipment, based on research by the Company at time of purchase, exceeds the value of the shares paid.  The Company has capitalized this equipment at $80,000, plus the applicable shipping costs of $6,971 to move the equipment to Nashville.

    Share-based Payment Transactions: - During the year ended December 31, 2010, an officer who is also the beneficial owner of more than 5% of the Company’s common stock transferred 900,000 shares of his stock at a discount to two employees of the Company and 1,000,000 shares of his shares to two consultants of the Company as compensation for services rendered.  Share-based compensation and share-based payment for consulting services amounted to $358,000 and $398,000, respectively, for the year ended December 31, 2010. During the year ended December 31, 2011, an officer who is also the beneficial owner of more than 5% of the Company’s common stock transferred 200,000 shares of his stock to two officers of the Company. Share-based compensation amounted to $78,000 for the year ended December 31, 2011.

12.	Subsequent Events

    Guarantee Royalty Payments - On February 1, 2012 the Company received and sold its first Digital Download content pursuant to a Digital Download Sales Agency Agreement with Sony Music Entertainment Digital, LLC with an effective date of November 7, 2011.  The Agreement appoints the Company as a non-exclusive agent solely for sale of permanent digital downloads on a business to consumer basis. The terms of the Agreement are contractually confidential.

    The Company entered into a Digital Distribution Agreement on February 2, 2012 with an effective date of January 30, 2012. The Agreement provides for the Company to offer for sale all Universal Music Group’s Sound Recordings and deliver the Content Services directly to the end users. The terms of the Agreement are contractually confidential.

    On February 4, 2012 the Company received digital content pursuant to an MP3 Download Aggregator Agreement, with an effective date of December 14, 2011, by and between Curb Recording Group, Inc., and the Company. The Agreement authorizes the Company as Vendor to sell permanent downloads of master sound recordings to end users. The terms of the Agreement are contractually confidential.

    The Board of Directors authorized on February 6, 2012 an Amendment to the Articles of Incorporation to increase the dividend payable to holders of the Company’s Series A Convertible Preferred Stock to 12% (equal to $0.096 per share annually) payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2012. Dividends shall be paid in cash, in legally available funds.

    On February 22, 2012 the Company paid additional guarantee royalty payments totaling $250,000 in accordance with our music distribution agreements.  The terms of the Agreement are contractually confidential.

    The company entered into a sales pilot program agreement effective April 10, 2012 with Giftcards.com, LLC to market and sell discounted new and pre-owned closed/loop prepaid gift accounts including encoding physical cards and virtual prepaid gift accounts.